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                                   FORM 8-A/A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        KBK CAPITAL TRUST I                            KBK CAPITAL CORPORATION
    (Exact name of registrant                       (Exact name of registrant as
   as specified in its charter)                       specified in its charter)

           DELAWARE                                           DELAWARE
   (State of incorporation                            (State of incorporation
       or organization)                                    or organization)

          75-6531908                                         75-2416103
       (I.R.S. Employer                                   (I.R.S. Employer
    Identification Number)                             Identification Number)

 C/O KBK CAPITAL CORPORATION
     2200 CITY CENTER II                                2200 CITY CENTER II
     301 COMMERCE STREET                                301 COMMERCE STREET
     FORT WORTH, TEXAS                                  FORT WORTH, TEXAS
   (Address of principal                                (Address of principal
    executive officers)                                  executive officers)

           76102                                                76102
         (Zip Code)                                           (Zip Code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c)(1), please check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)l check the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered

             9.50% TRUST                       AMERICAN STOCK EXCHANGE, INC.
        PREFERRED SECURITIES
(AND THE GUARANTEE WITH RESPECT THERETO)

 Securities Act registration statement file numbers to which this form relates:
                                   333-65041
                                   333-65041-01

     Securities to be registered pursuant to Section 12(g) of the Act: None



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a full description of the 9.50% Trust Preferred Securities of KBK Capital Trust I (the "Preferred Securities") and KBK Capital Corporation's guarantee with respect to the Preferred Securities (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of Trust Preferred Securities" and "Description of the Guarantee" in the Prospectus that forms part of the Company's and the Trust's Registration Statement (Registration Nos. 333-65041 and 333-65041-01) filed with the Securities and Exchange Commission ("SEC") on September 30, 1998. The information contained in the foregoing Registration Statement, as amended (the "Registration Statement"), and the Prospectus is incorporated herein by reference.

ITEM 2.       EXHIBITS.

2.1    --     Form of Subordinated Indenture (incorporated by reference to
              Exhibit 4.1 to the Registration Statement).

2.2    --     Form of Subordinated Debenture (included in Exhibit 2.1).

2.3    --     Certificate of Trust of KBK Capital Trust I (incorporated by reference to Exhibit 4.2 to the Registration Statement).

2.4    --     Form of Amended and Restated Declaration of Trust of KBK
              Capital Trust I (incorporated by reference to Exhibit 4.4 of the Registration Statement).

2.5    --     Form of Trust Preferred Security (included in Exhibit 2.4).

2.6    --     Form of Trust Preferred Securities Guarantee Agreement to be
              Capital Corporation (incorporated by reference to Exhibit 4.5 of the Registration Statement).



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

                                  KBK CAPITAL CORPORATION

Dated: November 20, 1998          By: /s/ JAY K. TURNER
                                     ----------------------------------------
                                      Jay K. Turner, Executive Vice President
                                           and Chief Financial Officer

                                  KBK CAPITAL TRUST I

Dated: November 20, 1998          By: /s/ ROBERT J. MCGEE
                                     ----------------------------------------
                                      Robert J. McGee, Trustee

                                  By: /s/ JAY K. TURNER
                                     ----------------------------------------
                                      Jay K. Turner, Trustee

                                  By: /s/ DEBORAH B. WILKINSON
                                     ----------------------------------------
                                      Deborah B. Wilkinson, Trustee


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                             INDEX TO EXHIBITS

2.1     --     Form of Subordinated Indenture (incorporated by reference to
               Exhibit 4.1 to the Registration Statement).

2.2     --     Form of Subordinated Debenture (included in Exhibit 2.1).

2.3     --     Certificate of Trust of KBK Capital Trust I (incorporated by reference to Exhibit 4.2 to the Registration Statement).

2.4     --     Form of Amended and Restated Declaration of Trust of KBK
               Capital Trust I (incorporated by reference to Exhibit 4.4 of the Registration Statement).

2.5     --     Form of Trust Preferred Security (included in Exhibit 2.4).

2.6     --     Form of Trust Preferred Securities Guarantee Agreement to be
               issued by KBK Capital Corporation (incorporated by reference to Exhibit 4.5 of the Registration Statement).